UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
Current Report

________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2004

Exact name of registrant as specified in its charter
Commission	and principal office address and telephone	State of	I.R.S. Employer
File Number	number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

ITEM 5. OTHER EVENTS

On July 1, 2004, Fitch Ratings affirmed its credit ratings of WGL Holdings, Inc. (the Company) and its regulated utility subsidiary, Washington Gas Light Company (Washington Gas), stating that the rating outlook for both companies is stable. The indicative rating of the Company’s senior unsecured debt is rated A+, and its commercial paper is rated F1. The unsecured notes of Washington Gas are rated AA-; the preferred stock of Washington Gas is rated A+; and the commercial paper of Washington Gas is rated F1+.

On July 2, 2004, Standard & Poor’s Ratings Services (Standard & Poor’s) lowered its commercial paper ratings of the Company and Washington Gas from A-1+ to A-1. Standard & Poor’s affirmed its corporate credit ratings of the Company and Washington Gas at AA-, but revised its outlook on these long-term ratings from stable to negative.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: July 6, 2004	/s/ Mark P. O’Flynn
Mark P. O’Flynn
Controller
(Principal Accounting Officer)